EXHIBIT 10.20

KNIGHT CAPITAL GROUP, INC.

2006 Equity Incentive Plan

Employee Stock Option Agreement

This Agreement is made as of «Grant_Date» (the “Grant Date”), by and between Knight Capital Group, Inc. (the “Company”) and «First_Name» «Last_Name», (the “Grantee”).

WHEREAS, the Committee has, pursuant to the 2006 Equity Incentive Plan (the “Plan”), which is hereby incorporated by reference, and subject to the terms and conditions thereof, made an Award to the Grantee and authorized and directed the execution and delivery of this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Grantee hereby agree as follows:

1.	Award. The Grantee is hereby granted a Non-Qualified Stock Option (an “Option”) to purchase from the Company «M__of_Options» shares of the Company’s Stock, subject to adjustments made by the Committee under Article XI of the Plan, at «Average_Strike_Price» per share (the “Exercise Price”). The term of such Option shall be ten (10) years, commencing on the Grant Date (the “Term”). This Option is not intended to qualify as an Incentive Stock Option.

2.	Exercise. The Option may be exercised only in accordance with the Plan, as supplemented by this Agreement, and not otherwise.

a.	During its Term and before its earlier termination in accordance with Section 3 of this Agreement, the Option shall become exercisable in accordance with the following schedule:

Percent of Option	Exercisable as of:
33 1/3%	First Anniversary of the Grant Date

66 2/3%	Second Anniversary of the Grant Date

100%	Third Anniversary of the Grant Date

The Option may be exercised for less than the full number of shares of Stock for which the Option is then exercisable.

b.	To the extent then exercisable, the Option may be exercised by the Grantee by giving written notice of exercise to the Company in such form as may be provided by the Committee, specifying the number of shares of Stock for which the Option is to be exercised and such other information as the Committee may require. Such exercise shall be effective upon receipt by the Company of such written notice together with the required payment of the Exercise Price and any applicable withholding taxes. Such payment may be made by cash, check, or, provided that such shares of Stock have been owned by the Grantee for at least six months before such payment, by the delivery of shares of Stock having a Fair Market Value equal to the aggregate Exercise Price, or by a combination of such methods, and any applicable withholding taxes. The Grantee may also simultaneously exercise the Option and sell all or a portion of the shares of Stock thereby acquired, pursuant to a brokerage or similar arrangements approved in advance by the Committee, and use all or a portion of the proceeds from such sale as payment of the Exercise Price and any applicable withholding taxes. Subject to the foregoing, the Company will deliver to the Grantee within a reasonable period thereafter, a certificate or certificates representing the shares of Stock so acquired, registered in the name of the Grantee or in accordance with other delivery instructions provided by the Grantee and acceptable by the Committee.

3.	Termination.

a.	The Option shall terminate upon the expiration of its Term or, if earlier, termination of the Grantee’s employment; provided that upon the Grantee’s Retirement, or if the Grantee’s employment is terminated by death or disability, the Option shall, notwithstanding Section 2.a. of this Agreement, thereupon become fully exercisable and shall terminate upon the expiration of its Term or, if earlier, thirty-six (36) months after the date of such Retirement or termination of employment; provided further that if the Grantee’s employment is terminated by the Company other than for Cause, the Option shall, to the extent then exercisable in accordance with Section 2.a. hereof, terminate upon the expiration of its Term or, if earlier, three (3) months after the date of such termination of employment.

b.	A transfer of an Employee from the Company to a Subsidiary or Affiliate of the Company, whether or not incorporated, or vice versa, or from one Subsidiary or Affiliate of the Company to another, and a leave of absence, duly authorized in writing by the Company, shall not be deemed a termination of employment.

4.	Change-In-Control. Upon a Change-In-Control, the Option shall become fully exercisable. In addition, the Committee may, in its sole discretion, take any other actions authorized by the Plan to assure fair and equitable treatment of the Grantee. Any such action of the Committee shall be conclusive and binding on the Company and the Grantee.

5.	Harmful Conduct. In the event the Grantee engages in Harmful Conduct following the termination of his or her employment, the Committee may, in its sole discretion, require such Grantee to pay to the Company an amount equal to the excess of (i) the Fair Market Value of the Stock purchased by such Grantee through the exercise of Options during the fifteen month period commencing twelve months before the Grantee’s last day of employment and ending three months after the last day of employment over (ii) the aggregate Exercise Price of such Options.

6.	Withholding. The Company shall withhold all applicable taxes required by law from all amounts paid in respect of the Option. The Grantee may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares to be deducted shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made.

7.	Non-assignability. Except with the consent of the Committee, no Award shall be assignable or transferable except by will or by the laws of descent and distribution. During the Grantee’s lifetime, the Award shall be exercised only by the Grantee, or by his guardian or legal representative.

8.	Rights as a Stockholder. The Grantee shall have no rights as a stockholder with respect to any Stock subject to an Award until the date the Grantee becomes the holder of record with regard thereto.

9.	No Right to Continued Employment. Nothing herein shall obligate the Company or any Subsidiary or Affiliate of the Company to continue the Grantee’s employment for any particular period or on any particular basis of compensation.

10.	Burden and Benefit. The terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Grantee and his executors or administrators, heirs, and personal and legal representatives.

11.	Execution. This Option is not enforceable until this Agreement has been signed by the Grantee and the Company. By executing this Agreement, the Grantee shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board or its delegates.

12.	Law Governing Disputes. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

13.	Modifications. No change or modification of this Agreement shall be valid unless it is in writing and signed by the parties hereto.

14.	Entire Agreement. This Agreement, together with the Plan, sets forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto regarding the Option, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them regarding the Option other than as set forth herein or therein. The terms and conditions of the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

15.	Genders. The use of any gender herein shall be deemed to include the other gender and the use of the singular herein shall be deemed to include the plural and vice versa, wherever appropriate.

16.	Notices. Any and all notices required herein shall be addressed: (i) if to the Company, to the principal executive office of the Company; and (ii) if to the Grantee, to his address as reflected in the records of the Company.

17.	Invalid or Unenforceable Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provisions were omitted.

18.	Definitions. Any capitalized term used herein but not defined shall have the meaning ascribed to such term in the Plan. As used in this Agreement, the following terms shall have the meanings set forth below. Any capitalized term, to the extent not defined herein, shall have the same meaning as set forth in the Plan.

a.	“Cause” shall have the meaning ascribed thereto in any employment agreement to which such Participant is a party or, in the absence thereof, shall mean: (i) a felony conviction of the Grantee; (ii) the commission by the Grantee of an act of fraud or embezzlement against the Company; (iii) the Grantee’s willful misconduct or gross negligence materially detrimental to the Company; (iv) the Grantee’s wrongful dissemination or use of confidential or proprietary information; or (v) the intentional and habitual neglect by the Grantee of his duties to the Company.

b.	“Harmful Conduct” means a breach in any material respect of an agreement to not reveal confidential information regarding the business operations of the Company or any Subsidiary, or to refrain from solicitation of the customers, suppliers or employees of the Company or any Subsidiary.

c.	“Retirement” is defined as termination of employment with the Company (i) without cause; (ii) after no less than five full years of service as an employee of the Company; (iii) having achieved a total of “55” by adding together the employee’s age at departure and number of full years of service as an employee; and (iv) subject to a two year non-compete agreement in a form acceptable to the Company.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first written above.

Knight Capital Group, Inc.

Name:
Title:

Employee Signature

Employee Name (Please Print)

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